Exhibit 10.33(d)

AMENDMENT NO. 4 TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED AGREEMENT, dated as of June 22, 2009 (the “Amendment”), amends the Second Amended and Restated Agreement, made and entered into as of July 1, 2003, and amended as of December 27, 2004, further amended as of February 20, 2007 and further amended as of September 5, 2007 (the “Agreement”), by and between REPUBLIC AIRWAYS HOLDINGS INC. (the “Company”), a Delaware corporation, and BRYAN K. BEDFORD (the “Executive”).

R E C I T A L S

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, the Company and the Executive desire to amend the Agreement as and to the extent provided for herein, it being understood that the Amendment is an interim agreement and will be replaced by a new employment agreement, having such terms as shall be determined by the Company’s Compensation Committee,

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

        1. Dates.  All references in the Agreement to the 2009 calendar year shall be references to the 2010 calendar year.  All references in the Agreement to January 1, 2009 shall be references to January 1, 2010.  All references in the Agreement to June 30, 2009 shall be references to June 30, 2010.

        2. Severance Compensation.  Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

        4. Severance Compensation.  In the event (i) the Company terminates this Agreement or the Company terminates the Executive’s employment with the Company other than for Cause, (ii) the Executive terminates this Agreement or his employment with the Company for Cause, or (iii) of a Change of Control (provided that after such Change of Control, the Executive’s compensation is decreased, his duties are diminished or he is asked to relocate more than 25 miles from his then-current place of employment), then the Company shall pay to the Executive as Severance Compensation two times the Executive’s Base Salary ($450,000) plus two times the Executive’s bonus paid for the Company’s last fiscal year.  The Severance Compensation shall be paid in a lump sum within ten (10) days following a qualifying event.  If the Executive terminates this Agreement or his employment with the Company other than for Cause, the Company shall pay to the Executive his Base Salary for the remainder of the Term.  The Executive shall also receive as Severance Compensation continuation of medical benefits for the Term.

        3. Equity Commitment.  Upon executing the Amendment, Executive shall be issued (i) options to purchase 200,000 shares of common stock of the Company, 25% of which shall vest on each of the next four (4) anniversaries of the date hereof, such options to be evidenced by a Stock Option Agreement substantially in the form attached hereto as Exhibit A pursuant to the Republic Airways Holdings Inc. 2007 Equity Incentive Plan, by and between the Company and the Executive.  The options shall expire ten (10) years following voluntary separation or termination of the Agreement or the Executive’s employment with the Company other than for Cause.

        4. Defined Terms.  All capitalized terms used herein shall have the respective meanings ascribed to such terms in the Agreement unless otherwise defined herein.

        5. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        6. Miscellaneous.  Except as amended herein, the Agreement shall remain in full force and effect.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

REPUBLIC AIRWAYS HOLDINGS, INC.

By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

BRYAN K. BEDFORD

By:	/s/ Bryan K. Bedford

:

EXHIBIT A

FORM OF STOCK OPTION AGREEMENT